UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2014 (July 20, 2014)

CBS Outdoor Americas Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On July 20, 2014, CBS Outdoor Americas Inc., a Maryland corporation (the “Company”), and CBS Outdoor LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, entered into a definitive Membership Interest Purchase Agreement (the “Purchase Agreement”) with Van Wagner Communications, LLC, a New York limited liability company (the “Target”), Van Wagner Twelve Holdings, LLC, a Delaware limited liability company (the “Seller”) and Richard M. Schaps, pursuant to which the Seller agreed to sell all of its membership interests of the Target to the Company (the “Transaction”). Pursuant to the Purchase Agreement, the Company will acquire all of the outstanding membership interests of the Target for $690.0 million in cash, payable upon the date of the consummation of the Transaction, subject to working capital and other adjustments at and following the closing as described in the Purchase Agreement.

Each of the Company, the Target and the Seller has made certain customary representations and warranties in the Purchase Agreement, including, among others, representations relating to its respective business, operations and financial condition, and the Target has made certain customary representations and warranties relating to the leases and permits covering the assets owned by the Target. The Target has also agreed to customary covenants to, among other things, operate its business in the ordinary course during the period between execution of the Purchase Agreement and the consummation of the Transaction, and not to engage in certain activities during that period without the consent of the Company.

The consummation of the Transaction is subject to customary conditions, including, among others: (i) the absence of any order by a governmental authority enjoining or prohibiting the consummation of the Transaction; and (ii) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Condition”). The obligation of the Company to consummate the Transaction is also conditioned on the absence of a material adverse effect on the Target following the date of the Purchase Agreement. The obligation of each party to consummate the Transaction is conditioned on each party’s representations and warranties being true and correct (subject to material adverse effect qualifications) and each party having performed in all material respects its obligations under the Purchase Agreement.

The Seller has agreed for a period of five years from the consummation of the Transaction to refrain from (i) owning or operating certain advertising structures, including certain types of billboards, digital billboards, bulletins, spectacular signs, and other structures; (ii) leasing or seeking to lease certain advertising spaces and kiosks; (iii) licensing or otherwise permitting the use of the name Van Wagner or any derivation thereof for use in owning or operating certain advertising structures; or (iv) interfering with the Target’s interests in or efforts to extend, amend or renew certain contracts.

The Purchase Agreement may be terminated under certain circumstances, including (i) by mutual written agreement of the Company and the Seller; (ii) a final non-appealable law, order or notice being entered restraining, enjoining or otherwise prohibiting the Transaction; (iii) a breach by the other party occurring that would cause certain closing conditions not to be satisfied and that cannot be cured on or prior to the earlier of (x) 60 days following receipt by the other party of notice of the breach and (y) January 15, 2015, which is 180 days from the date of the Purchase Agreement, provided that if the HSR Condition has not been satisfied by January 15, 2015, the Company may extend such 180 day period by up to 30 days at a time (up to a maximum, including the initial 180 day period, of 300 days) by notifying the Seller and paying the Seller $1,000,000 for each 30 day extension, prorated for any requested extension that is less than 30 days (such date, taking into account all extensions, the “End Date”), and if the closing occurs after the End Date to accommodate the financing of the Transaction, then the Company will pay to Seller on or in connection with the closing an additional amount of $1,000,000 for every 30-day period by which the closing date is extended past the End Date (and prorated for any stub periods of less than 30 days); provided, however, that no such amount will be payable with respect to any days during the period commencing on the date that certain required financial information is deliverable by Seller under the Purchase Agreement and ending on the date such required financial information is delivered; (iv) by written notice by the Seller to the Company at any time after the End Date if the closing shall not have occurred on or prior to such date because the HSR Condition was not satisfied; or (v) subject to certain conditions, by written notice to the other party at any time after the End Date if the closing shall not have occurred on or prior to such date for any reason other than the HSR Condition not being satisfied. In the event that the Purchase Agreement is terminated and the Company breached its antitrust obligations, in addition to all other remedies available at law and in equity, the Company shall be required to reimburse Seller and the Target for all costs and expenses incurred in connection with the Transaction, including the costs and expenses of the Seller’s and the Target’s attorneys, accountants, investment bankers and other advisors.

The Purchase Agreement has been included as an exhibit hereto to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Target, the Seller or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Bridge Facility Commitment Letter

In connection with the execution of the Purchase Agreement, on July 20, 2014, the Company and CBS Outdoor Americas Capital LLC and CBS Outdoor Americas Capital Corporation, each a wholly owned subsidiary of the Company, entered into a commitment letter (the “Commitment Letter”) with Wells Fargo Securities, LLC and WF Investment Holdings, LLC (together, the “Lender”), pursuant to which the Lender committed, subject to the terms and conditions in the Commitment Letter, to provide a senior unsecured bridge term loan facility in an aggregate principal amount of $715 million for the purpose of financing all or a portion of the cash consideration for the Transaction and to pay the fees and expenses incurred in connection with the Transaction (the “Bridge Facility”). The amount of the Bridge Facility available at closing is subject to reduction in accordance with the terms of the Commitment Letter, including but not limited to reduction upon the expected issuance of debt securities used to finance the Transaction. The Company currently intends to finance the Transaction and related fees and expenses with cash on hand and the proceeds from the issuance of debt securities, and, only to the extent necessary, borrowings under the Bridge Facility.

Pursuant to the terms of the Commitment Letter, the definitive agreement to be entered into with respect to the Bridge Facility will contain (i) representations and warranties applicable to the Company and its subsidiaries substantially similar to the representations and warranties in the credit agreement governing the Company’s existing senior secured credit facilities, and (ii) covenants that are substantially similar to those contained in the indenture governing the Company’s existing senior notes. The Bridge Facility will be guaranteed by the Company and the Company’s subsidiaries that guarantee its existing senior secured credit facilities, including any such subsidiaries that will be acquired pursuant to the Transaction and will be required to become a guarantor under the Company’s existing senior secured credit facilities.

If loans under the Bridge Facility (the “Bridge Loans”) made at the consummation of the Transaction have not been repaid in full on or prior to the first anniversary of the closing (the “Rollover Date”) then, subject to acceleration on certain defaults, the maturity of the Bridge Facility shall be automatically extended to a date that is seven years after the consummation of the Transaction. On and after the Rollover Date, each lender under the Bridge Facility will have the right to convert the Bridge Loans it holds for notes issued under an indenture (“Exchange Notes”). The Exchange Notes will have the same guarantors as the loans under the Bridge Facility. The Bridge Loans may be prepaid at any time at par. The Exchange Notes will be non-callable prior to the third anniversary of the consummation of Transaction (subject to a customary 35% “equity clawback” and a customary make-whole redemption provision) and may be redeemed at any time thereafter, upon the payment of the applicable redemption premium.

Borrowings under the Bridge Facility will be subject to certain conditions, including (i) the consummation of the Transaction; (ii) the absence of a Material Adverse Effect (as defined in the Purchase Agreement) with respect to the Target; (iii) the delivery of certain financial statements; (iv) the Company’s performance of certain activities in connection with the expected issuance of debt securities to finance the Transaction and related fees and expenses; (v) the execution and delivery of definitive loan documentation in accordance with the Commitment Letter; and (iv) the accuracy at the funding of the Bridge Facility of certain representations and warranties. The commitment will expire on the earliest to occur of (i) consummation of the Transaction; (ii) termination of the Purchase Agreement; (iii) the End Date; and (iv) 300 days from signing the Commitment Letter, if the consummation of the Transaction has not occurred.

The foregoing descriptions of the Purchase Agreement and the Commitment Letter are qualified in their entirety by reference to the full text of the Purchase Agreement and the Commitment Letter, which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 21, 2014, the Company issued a press release announcing the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The slide presentation to be used in connection with the Company’s conference call related to the announcement of the Transaction on July 21, 2014 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the exhibits attached hereto, is being furnished pursuant to Item 7.01. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Concerning Forward-Looking Statements

The Company has made statements in this Current Report on Form 8-K that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will”, “expect” or “intends,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions relating to the Transaction and any potential benefits of the Transaction. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the timing to consummate the Transaction; the Company, the Seller and the Target being unable to satisfy closing conditions of the Transaction, which could delay or cause the companies to abandon the Transaction; a change, event or occurrence that could give rise to the termination of the Purchase Agreement or the Transaction; the failure to obtain necessary regulatory approvals or obtaining regulatory approvals subject to conditions that are not anticipated; the Transaction may prove unprofitable and fail to generate anticipated cash flows or the Company may fail to realize other benefits or synergies expected from the Transaction; any costs, resource allocations, inefficiencies or operational difficulties involved in effectively integrating the acquired businesses of the Target into the Company’s business; the possibility that certain assumptions with respect to the acquired businesses of the Target or the Transaction could prove to be inaccurate; any diversion of management time on Transaction-related issues; the effect of the Transaction on the ability of the Company and the acquired businesses of the Target to maintain relationships with existing customers and suppliers and retain and hire key personnel; our increased levels of indebtedness as a result of the Transaction, which could limit our operating flexibility and opportunities; our inability to complete the anticipated financing as contemplated by the Commitment Letter prior to the contractually required time for closing of the Transaction or otherwise secure favorable terms for such financing; declines in advertising and general economic conditions; competition; government regulation; the Company’s inability to increase the number of digital advertising displays in its portfolio; taxes, fees and registration requirements; the Company’s ability to obtain and renew key municipal concessions on favorable terms; content-based restrictions on outdoor advertising; seasonal variations; future acquisitions and other strategic transactions; time and resources to comply with rules and regulations as a stand-alone public company; charges in connection with the separation and incremental costs as a stand-alone public company; dependence on the Company’s management team and advertising executives; the Company may not realize the expected benefits from the separation of its business from CBS Corporation; the Company has substantial indebtedness, which could adversely affect its financial condition; the terms of the credit agreement and the indenture governing the Company’s debt restrict its current and future operations, particularly its ability to incur additional debt that it may need to fund initiatives in response to changes in its business, the industries in which it operates, the economy and governmental regulations; establishing an operating partnership; diverse risks in the Company’s international business; the Company has a limited right to use the CBS Corporation mark and logo; cash available for distributions; legislative, administrative, regulatory or other actions affecting real estate investment trusts (“REITs”), including positions taken by the Internal Revenue Service (“IRS”); the Company’s failure to qualify, or remain qualified, to be taxed as a REIT; REIT ownership limits; dividends payable by REITs do not qualify for the reduced tax rates available for some dividends; REIT distribution requirements; availability of external sources of capital; the Company may face other tax liabilities that reduce its cash flows; complying with REIT requirements may cause the Company to liquidate investments or forgo otherwise attractive opportunities; the Company’s ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); the Company’s planned use of TRSs may cause it to fail to qualify to be taxed as a REIT; the Company’s ability to hedge effectively; paying the cash portion of the earnings and profits allocated to the Company by CBS Corporation as a distribution and/or taxable dividends in common stock and cash; failure to meet the REIT income tests as a result of receiving non-qualifying rental income; even if the Company qualifies to be taxed as a REIT, and it sells assets, it could be subject to tax on any unrealized net built-in gains in the assets held before electing to be treated as a REIT; the IRS may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; the Company’s lack of an operating history as a REIT; the Company may not be able to engage in desirable strategic or capital-raising transactions following the split-off from CBS Corporation, and it could be liable for adverse tax consequences resulting from engaging in significant strategic or capital-raising transactions; and other factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including but not limited to the section entitled “Risk Factors” of the Company’s prospectus filed with the SEC on July 7, 2014. All forward-looking statements in this report apply as of the date of this report or as of the date they were made and, except as required by applicable law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished, as applicable, herewith:

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement, dated as of July 20, 2014, by and among CBS Outdoor Americas Inc., CBS Outdoor LLC, Van Wagner Communications, LLC, Van Wagner Twelve Holdings, LLC and Richard M. Schaps.*

10.1	Commitment Letter, dated as of July 20, 2014, between CBS Outdoor Americas Capital LLC, CBS Outdoor Americas Capital Corporation, CBS Outdoor Americas Inc., Wells Fargo Securities, LLC and WF Investment Holdings, LLC.

99.1	Press Release dated July 21, 2014.

99.2	Investor Presentation dated July 21, 2014.

*	Schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule, annex or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS OUTDOOR AMERICAS INC.

By:	/s/ Donald R. Shassian
	Name:	Donald R. Shassian
	Title:	Executive Vice President and
Chief Financial Officer

Date: July 21, 2014

EXHIBIT INDEX

Exhibit Number	Description

2.1	Membership Interest Purchase Agreement, dated as of July 20, 2014, by and among CBS Outdoor Americas Inc., CBS Outdoor LLC, Van Wagner Communications, LLC, Van Wagner Twelve Holdings, LLC and Richard M. Schaps.*

10.1	Commitment Letter, dated as of July 20, 2014, between CBS Outdoor Americas Capital LLC, CBS Outdoor Americas Capital Corporation, CBS Outdoor Americas Inc., Wells Fargo Securities, LLC and WF Investment Holdings, LLC.

99.1	Press Release dated July 21, 2014.

99.2	Investor Presentation dated July 21, 2014.

*	Schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the U.S. Securities and Exchange Commission a copy of any omitted schedule, annex or exhibit upon request.